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                                  Exhibit 21

                         BARRETT RESOURCES CORPORATION
                         Subsidiaries of the Registrant


Name of Company                                     State of Incorporation
---------------                                     ----------------------
Advantage Resources International, Inc.  Peru........       Colorado
Alarado Corporation..................................       Delaware
Alarado (Denver) Company.............................       Colorado
Bargath, Inc.........................................       Colorado
Barrett 1997 Trust (a business trust)................       Delaware
Barrett Fuels Corporation............................       Delaware
Barrett Piceance LLC (a limited liability company)...       Colorado
Barrett Resources International Corporation..........       Delaware
Barrett Resources (PAC I) Corporation................       Kansas
Barrett Resources (PAC II) Corporation...............       Kansas
Barrett Resources (Peru) Corporation.................       Delaware
BGP, Inc.............................................       Delaware
Grand Valley Gathering System (joint venture)........       Colorado
Plains Petroleum Company.............................       Delaware
Plains Petroleum Gathering Company...................       Delaware
Plains Petroleum Operating Company...................       Delaware

All of the subsidiaries named above are included in the consolidated financial statements of the Registrant included herein.